UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 12, 2008

COMMISSION FILE NO.: 1-08497

CALYPSO WIRELESS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	13-5671924
(STATE OR OTHER JURISDICTION IDENTIFICATION NO.)	(IRS EMPLOYER OF INCORPORATION)

2500 N.W. 79TH AVE., SUITE 220, DORAL, FLORIDA
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(305) 477-8722
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Second Letter Agreement with Drago Daic

As previously reported on a Form 8-K filed with the Commission on April 24, 2008, Calypso Wireless, Inc. (the "Company," "we," and "us") entered into a Settlement Agreement on or around April 2, 2008 with Drago Daic and various parties controlled by Mr. Daic in connection with Mr. Daic’s lawsuit against the Company, and judgment obtained therein, in the 151st Judicial District of Harris County, Texas (the “Settlement Agreement”).  Pursuant to the Settlement Agreement, the Company agreed to pay Mr. Daic and his attorney, Jimmy Williamson, PC (collectively “Daic”), an aggregate of $100,000 in cash, which funds the Company borrowed from an investor in April 2008 and have been paid to Daic to date; the Company provided Daic a promissory note in the amount of $900,000 payable on May 3, 2008 (thirty days from the closing of the Settlement Agreement), which note has not been paid to date; a promissory note in the amount of $350,000 payable on June 3, 2008 (sixty days from the closing of the Settlement Agreement), which note has not been paid to date; and a promissory note in the amount of $1,000,000 payable on April 3, 2009 (one year from the closing of the Settlement Agreement), which note has not been paid to date (collectively the “Daic Notes”).  All of the promissory notes bear interest at the prime rate plus 1% (subject to a total minimum interest rate of 8.5%, regardless of the prime rate then in effect) and if an event of default should occur under any of the promissory notes, such notes will bear interest at the rate of 18% per annum until paid in full.  The promissory notes can be repaid any time without a prepayment penalty.

Subsequently on or around April 23, 2008, the Company and Mr. Daic entered into a letter agreement (the “Letter Agreement”) whereby the due dates of the Daic Notes were extended by twelve (12) days.  Thus, the $900,000 promissory note was payable on May 15, 2008, the $350,000 promissory note was payable on June 14, 2008 and the $1,000,000 promissory note was payable on April 15, 2009.  Besides the change in the due dates, all other terms and conditions of the Daic Notes were unchanged by the Letter Agreement.

On or around May 21, 2008, the Company and Daic entered into another letter agreement (the “Second Letter Agreement”), whereby the due dates of the $900,000 promissory note and the $350,000 promissory note were each further extended to June 30, 2008, provided the Company prepays partial principal on the $350,000 promissory note in the amount $50,000 by May 27, 2008, which amount has been paid to date (the “Pre-Payment”).  All other terms and conditions of the Settlement Agreement and the Letter Agreement remain unaltered by the Second Letter Agreement, including the due date of the $1,000,000 promissory note.  As consideration for extending the due dates of the $900,000 promissory note and the $350,000 promissory note, pursuant to the Second Letter Agreement, the Company agreed to issue Daic an additional 1,700,000 shares of common stock in the Company by July 3, 2008, which shares have not been issued to date.

Recent Funding Transactions:

The Company sold an aggregate of $50,000 in notes to four separate investors in April 2008, which notes had an interest rate of 10% per annum and were due and payable on June 3, 2008 and June 16, 2008, of which $25,000 has been paid to date and of which the remaining $25,000 is in negotiations for an extension.

From April 4, 2008 to May 27, 2008, the Company sold a total of eleven (11) convertible promissory notes for an aggregate of $302,500 to certain investors.  The details of these notes are described below in “Item 3.02”.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On or around March 16, 2007, the Company sold a total of fourteen (14) convertible promissory notes for an aggregate of $200,000 to certain investors.  The payment of each convertible promissory note was secured pursuant to a Patent Mortgage and Security Agreement, pursuant to which the Company granted each note holder a security interest in all of the Company’s intellectual property, including its patents.  The notes bear interest at the rate of 10% per annum until paid. The promissory notes were due and payable on March 18, 2008, which amount has not been repaid to date.  The notes are convertible at the option of the holders into shares of the Company’s common stock at a conversion price of $0.05 per share. Any amounts not paid when due accrue interest at the rate of 16% per annum.

From July 20, 2007 to September 23, 2007, the Company sold a total of twelve (12) convertible promissory notes for an aggregate of $272,500 to certain investors.  The payment of each convertible promissory note was secured pursuant to a Patent Mortgage and Security Agreement, pursuant to which the Company granted each note holder a security interest in all of the Company’s intellectual property, including its patents.  The notes bear interest at the rate of 10% per annum until paid.  The promissory notes are due and payable one year from the dates of such notes.  The notes are convertible at the option of the holders into shares of the Company’s common stock at a conversion price of $0.10 per share. Any amounts not paid when due accrue interest at the rate of 16% per annum.

From October 11, 2007 to December 4, 2007, the Company sold a total of eighteen (18) convertible promissory notes for an aggregate of $293,600 to certain investors.  The payment of each convertible promissory note was secured pursuant to a Patent Mortgage and Security Agreement, pursuant to which the Company granted each note holder a security interest in all of the Company’s intellectual property, including its patents.  The notes bear interest at the rate of 10% per annum until paid.  The promissory notes are due and payable one year from the dates of such notes.  The notes are convertible at the option of the holders into shares of the Company’s common stock at a conversion price of $0.06 per share. Any amounts not paid when due accrue interest at the rate of 16% per annum.

On April 4, 2008, the Company sold a convertible promissory note in the amount of $10,000 to one investor.  The note bears interest at the rate of 10% per annum until paid.  The promissory note is due and payable one year from the date of such note.   The note is convertible at the option of the holders into shares of the Company’s common stock at a conversion price of $0.06 per share. Any amounts not paid when due accrue interest at the rate of 12% per annum.

From April 4, 2008 to April 24, 2008, the Company sold a total of seven (7) convertible promissory notes for an aggregate of $87,500 to certain investors.  The notes bear interest at the rate of 10% per annum until paid.  The promissory notes are due and payable one year from the dates of such notes.   The notes are convertible at the option of the holders into shares of the Company’s common stock at a conversion price of $0.10 per share. Any amounts not paid when due accrue interest at the rate of 12% per annum.

From May 16, 2008 to May 27, 2008, the Company sold a total of three (3) convertible promissory notes for an aggregate of $205,000 to certain investors.  The notes bear interest at the rate of 10% per annum until paid.  The promissory notes are due and payable one year from the dates of such notes.   The notes are convertible at the option of the holders into shares of the Company’s common stock at a conversion price of $0.06 per share. Any amounts not paid when due accrue interest at the rate of 12% per annum.

The Company claims an exemption from registration afforded by Rule 506 of Regulation D under the Securities Act of 1933, as amended for the above sales.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On or around June 12, 2008, the Board of Directors appointed Kathy Daic as Director of the Company, effective on June 12, 2008.

Kathy Daic’s biographical information is described below:

Kathy Daic, age 49

Ms. Daic was appointed as Director of the Company in May 2008.  In addition to serving as Director of the Company, Ms. Daic is the Founder of TeraForma Health, Inc. and Health Reach 2000, where collectively she served as the President and CEO from February 1997 to November 2005. She has served as the Vice President and Director of Health for multiple companies expanding into Latin America between 1992 and 1994.  From 1991 to 1993, Ms. Daic served as Co-Founder and President of MultiCom2001, the first non-government telecommunications company to open in Latin America, where her responsibilities included contract negotiation, software design and other executive duties. Since 1979, Ms. Daic has also held various other executive and director positions for a wide variety of companies, spanning several different industries.  Additionally, she has served as National Health Care Advisory Director for several nutrition companies during this time.

Ms. Daic holds a Certified Medical Assistant (CMA) degree from what is now L.B. College of Medical Assisting & Nursing, which she obtained in 1977, and a Certified Nutritional Counselor (CNC) degree from the American Naturopathic Medical Association, which she obtained in 1998.  Additionally, Ms. Daic is currently working towards her MA/PhD in Naturopathic Medicine at Clayton College of Natural Medicine.  Ms. Daic also is or has been a member and/or associate of the following organizations: American Naturopathic Medical Association (ANMA), American Association of Nutritional Consultants (AANC), American Association of Drugless Practitioners, American Holistic Health Association (AHHA), Coalition for Natural Health (CNH), National Health Foundation (NHF) and the All Natural Healthcare Association (ANHA).

Kathy Daic is the wife of Drago Daic, a significant shareholder of the Company. On or around April 3, 2008, the Company entered into a Settlement Agreement with Mr. Daic in connection with a lawsuit between Mr. Daic and the Company, and the subsequent judgment obtained thereto against the Company, in the 151st Judicial District of Harris County, Texas (the “Daic Lawsuit”, See the Form 8-K filed with the Commission on April 23, 2008).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit
10.1(1)	Settlement Agreement by and between Calypso Wireless, Inc. and Drago Daic (April 3, 2008).

10.2(1)	$900K Promissory Note between Calypso Wireless, Inc. and Drago Daic and Jimmy Williamson, P.C.

10.3(1)	$350K Promissory Note between Calypso Wireless, Inc. and Drago Daic and Jimmy Williamson, P.C.

10.4(1)	$1M Promissory Note between Calypso Wireless, Inc. and Drago Daic and Jimmy Williamson, P.C.

10.5(1)	Letter agreement between Calypso Wireless, Inc. and Drago Daic (April 23, 2008).

10.6*	Letter agreement between Calypso Wireless, Inc. and Drago Daic (May 21, 2008).

10.7*	Patent Purchase Agreement between Calypso Wireless, Inc. and Voice To Phone, Inc. (May 15, 2007).

(1)  Filed as Exhibits to our Form 8-K filed with the Commission on April 24, 2008, and incorporated herein by reference.

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Calypso Wireless, Inc.

/s/ Richard S. Pattin
Richard S. Pattin
President

June 13, 2008